Exhibit 3.7                                           STATE OF NEW YORK
                                                      DEPARTMENT OF STATE
                                                      Filed November 4, 1988

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                            NEW YORK FILM WORKS, INC.

               (Under Section 805 of the Business Corporation Law)

      The undersigned, Peter J. Miller and Gerald Cohen, being respectively the President and Secretary of NEW YORK FILM WORKS, INC., do hereby certify that:

      1. The name of the Corporation is

                  New York Film Works, Inc.

      2. The name under which the Corporation was formed was New York Color Works, Inc.

      3. The Certificate of Incorporation of said Corporation was filed by the Department of State on November 5, 1980.

      4. (a) The Certificate of Incorporation of the Corporation is hereby amended to limit the liability of the directors of the Corporation in accordance with the applicable provisions of the Business Corporation Law.

         (b) To effectuate the foregoing, a new Article EIGHTH shall be added to the Certificate of Incorporation as follows:

      "EIGHTH: Pursuant to Section 402(b) of the Business Corporation Law of the State of New York, the liability of the Corporation's directors to the Corporation or its shareholders for damages for breach of duty as a director shall be eliminated to the fullest extent permitted by the Business Corporation Law of the State of New York, as it exists on the date hereof or as it may hereafter be amended. No amendment to or repeal of this

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      Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

      5. The foregoing amendment to the Certificate of Incorporation was authorized by the Board of Directors followed by at least a majority of the holders of all of the shares of the Corporation entitled to vote thereon.

      IN WITNESS WHEREOF, we have signed this Certificate on the 25th day of October, 1988, and we affirm the statements contained therein are true under penalty of perjury.


                                        /s/ Peter J. Miller
                                        ---------------------------------------
                                        PETER J. MILLER, President


                                        /s/ Gerald Cohen
                                        ---------------------------------------
                                        GERALD COHEN, Secretary